Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals to Report Second Quarter Fiscal 2022 Financial Results and Business Update on February 15, 2022

Vancouver, BC – February 10, 2022 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the research, development, manufacturing and commercialization of rare cannabinoids, will report financial results on Tuesday, February 15, 2022 for the second quarter of fiscal year 2022, ending December 31, 2021.

Conference Call & Webcast*:

Tuesday, February 15, 2022, at 11:00 AM Pacific Time, 02:00 PM Eastern Time

US/CANADA Participant Toll-Free Dial-In Number: +1 (855) 605-1745

US/CANADA Participant International Dial-In Number: +1 (914) 987-7959

Conference ID: 8645175

Webcast: https://edge.media-server.com/mmc/p/sa6ykfmv

 (*Webcast replay available for 90 days)

The Company’s full financial statements and related MD&A for the second quarter of fiscal year 2022, ended December 31, 2021 will be available at www.inmedpharma.com, www.sedar.com and at www.sec.gov on February 15, 2022.

About InMed: InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids. Together with its subsidiary BayMedica LLC, the Company has unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. InMed is also a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: reporting financilas results and business updates for the second quarter of fiscal year 2022, ending December 31, 2021, on February 15, 2022; being a leader in the research, development, manufacturing and commercialization of rare cannabinoids; having unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness; and, developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.